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                                                                     EXHIBIT 4.2

                         OWNERSHIP RETENTION AGREEMENT

     THE UNDERSIGNED EMPLOYEE (THE "EMPLOYEE") OF NORTHROP GRUMMAN CORPORATION
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(THE "COMPANY"), AND THE COMPANY, BY EXECUTING AND DELIVERING THIS INSTRUMENT,
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AND INTENDING TO BE LEGALLY BOUND, AGREE TO THE FOLLOWING:

I.   RESTRICTED STOCK RIGHT GRANT.

     1.01. The Company hereby grants to the Employee a restricted stock right (the "Restricted Stock Right") pursuant to which the Employee is entitled to
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receive on March 1, 2000 (the "Payment Date") the number of additional shares
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(the "Additional Shares") of the Company's common stock, $1.00 par value per
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share (the "Common Stock") stated in Annex A, subject to the terms and
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conditions contained herein and in that certain 1998 Restricted Stock Rights
Plan of the Company (the "Plan"), a copy of which is attached hereto as Annex B,
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provided:  (a) that prior to the Payment Date the Employee neither voluntarily terminates (see Section 1.03 concerning Retirement) nor is terminated for Cause as an employee of the Company and (b) that the Company does not engage in a merger, consolidation, or similar transaction that becomes effective under applicable law on or prior to July 1, 1998 with Lockheed Martin Corporation or any of its subsidiaries (such transaction is a "Lockheed Merger").
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     1.02.  If, prior to the Payment Date, the Employee voluntarily terminates, other than by Retirement, or is terminated for Cause as an employee of the Company, or if a Lockheed Merger becomes effective on or prior to July 1, 1998, then the grant contained in this Article I shall terminate and the Employee shall thereupon have no rights under this Article I or under the Plan to receive the Additional Shares.

     1.03. If, prior to the Payment Date, the Employee dies, Retires, or first becomes Disabled and has not previously voluntarily terminated his or her employment with the Company or been terminated for Cause, and if a Lockheed Merger does not become effective on or prior to July 1, 1998, then a pro rata portion (equal to the ratio of the number of full weeks between March 1, 1998 and the date of death, Retirement or such Disability, divided by 104) of the Additional Shares shall be distributed in the form of Common Stock to the Employee or to his guardian or estate, as appropriate.

     1.04. If, prior to the Payment Date, the Employee is terminated for a reason other than Cause as an employee of the Company and has not previously voluntarily terminated his or her employment with the Company or been terminated for Cause, and if a Lockheed Merger does not become effective on or prior to July 1, 1998, then the Additional Shares shall be distributed in the form of Common Stock to the Employee.

     1.05. The number of Additional Shares shall be subject to proportionate adjustment in the event, not including a Change in Control, of any stock split, stock dividend, share exchange, spin-off, merger, combination, recapitalization or other distribution (other than normal cash dividends) of Company assets to its stockholders. The determination of whether an adjustment is to be made or not, and, if so, the amount of the adjustment appropriate to reflect such event, shall

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be made by and in the sole discretion of the Compensation and Management
Development Committee of the Board of Directors, pursuant to the Plan.

     1.06.  The Restricted Stock Right is non-transferable and non-assignable.

     1.07. The Company shall be entitled to require, as a condition to the issuance or transfer of any Additional Shares, that the Employee pay any sums required to be withheld by federal, state or local tax law with respect to the issuance or transfer of Additional Shares. Alternatively, the Company, in its sole discretion, may make such provisions for the withholding of taxes as it deems appropriate.

     1.08. The issuance of the Additional Shares is subject to full compliance with all then applicable requirements of law, and the rules and regulations of the United States Securities and Exchange Commission, the Commissioner of Corporations of the State of California and any other regulatory agency having jurisdiction over the Company and its shares, and any exchange upon which the stock of the Company may be listed.

     1.09. The Employee shall have none of the rights or privileges of a stockholder of the Company with respect to the Additional Shares until the date, if any, on which Additional Shares are issued to the Employee.

     1.10. The Compensation and Management Development Committee of the Board of Directors of the Company shall administer the Plan, and may make such waivers hereunder or under the Plan as such Committee in its sole and absolute discretion deems appropriate.

II.  ESCROW OF THE SHARES AND CASH PAYMENT.

     2.01. The amount of federal, state and local income and social security, medicare and any other applicable employment tax with respect to the vesting of Restricted Performance Stock Rights, that occurred as a result of the stockholder vote on February 26, 1998 approving the merger of the Company with a wholly owned subsidiary of Lockheed Martin Corporation pursuant to that certain Agreement and Plan of Merger dated as of July 2, 1997, as amended to the date hereof, shall be deemed to equal 50% of the number of shares that vested on the date of such stockholder vote multiplied by $138.25 per share. The amount, if any, of such deemed tax in excess of the amount heretofore withheld by the Company with respect to such shares shall be paid as soon as practicable to the Employee in cash in lieu of an appropriate number of such shares valued at $138.25 per share. Shares equal in value (at $138.25 per share) to the amount of the tax withholding and the in-lieu cash payment shall not be issued, and the Employee shall have no rights therein or thereto.

     2.02. The shares of Common Stock to which the Employee is entitled (net of (i) tax withholding and (ii) the in-lieu cash payment specified in Section 2.01 hereof) are referred to herein as the "Shares." All of the Shares shall remain the property of the Employee but shall be subject to the restrictions contained in this Agreement. Annex A sets forth the number of Shares subject to this Agreement, as well as the number of Additional Shares under the Restricted Stock Right.

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     2.03.  The Shares shall be issued in the name of Employee and delivered to
Chase Manhattan Bank and Trust Company, National Association, as Escrow Agent, pursuant to the terms of that certain Master Escrow Agreement, of even date herewith, by and among the Company, the Employee and certain other employees of the Company, and the Escrow Agent, the form of which is attached hereto as Annex C (the "Master Escrow Agreement"), and shall be held by the Escrow Agent in accordance with the terms of the Master Escrow Agreement. In lieu of delivering all of the Shares to the Escrow Agent, the Employee may elect to substitute other owned shares of Common Stock for an equal number (all or part) of the Shares, and such substituted shares of Common Stock shall thereupon become "Shares" for purposes of this Agreement in lieu of the shares for which they were substituted. During the pendency of this Agreement, the Employee may, in accordance with the provisions of the Master Escrow Agreement, elect to deliver other owned shares of Common Stock in exchange for a like number of Shares previously contributed hereunder, and such shares so exchanged shall be "Shares" for purposes of this Agreement. The restrictions imposed by this Agreement shall apply only to the Shares, and only so long as the Shares are held in escrow.

     2.04. If, prior to the Payment Date, the Employee neither voluntarily terminates nor is terminated for Cause as an employee of the Company, then on or before the tenth business day after the Payment Date, the Company shall instruct the Escrow Agent in writing to release and distribute to the Employee the certificate representing the Shares. If, prior to the Payment Date, the Employee dies, Retires, is terminated for a reason other than Cause as an employee of the Company, or first becomes Disabled, and has not previously voluntarily terminated his or her employment with the Company or been terminated for Cause, then on or before the twentieth business day after the date of such death, Retirement, termination or Disability, the Company shall instruct the Escrow Agent in writing to release and distribute to the Employee (or his guardian or estate, as appropriate) the certificate representing the Shares.
If, prior to the Payment Date, the Employee voluntarily terminates, other than by Retirement, or is terminated for Cause, then the Employee shall forfeit to the Company all of his right, title and interest in and to the Shares and the Company is hereby empowered, in such event, to instruct the Escrow Agent in writing to release and distribute to the Company the certificate representing the Shares.

     2.05. The certificates representing the Shares shall have the following legend conspicuously imprinted on the face thereof:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE OWNER OF SUCH SHARES AND NORTHROP GRUMMAN CORPORATION AND IN CERTAIN EVENTS SPECIFIED IN SUCH AGREEMENT MAY BE SUBJECT TO FORFEITURE. A COPY OF THE AGREEMENT MAY BE INSPECTED AT THE OFFICES OF NORTHROP GRUMMAN CORPORATION.

     2.06. The Shares held in escrow pursuant hereto and pursuant to the Master Escrow Agreement may not be assigned, alienated, sold, pledged, hypothecated, or otherwise transferred, disposed of or encumbered, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code).

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     2.07.  The Company shall promptly pay to the Employee as owner of the
Shares all dividends and distributions with respect to the Shares as the same shall have been declared and paid by the Company with respect to the Common Stock, provided that the Employee shall have no right to receive any such payment if, on or prior to the date of such payment, the Employee shall have forfeited all his right, title and interest in and to the Shares pursuant to the terms of this Agreement.

     2.08. As owner of the Shares, the Employee shall retain all voting rights with respect to the Shares provided to holders of shares of Common Stock under the charter or bylaws of the Company or the laws of the State of Delaware, provided that the Employee shall have no such voting rights from and after the time, if any, at which he forfeits all his right, title and interest in and to the Shares pursuant to the terms of this Agreement.

     2.09. The Compensation and Management Development Committee of the Board of Directors of the Company may make such waivers hereunder as such Committee in its sole and absolute discretion deems appropriate.

III.  LAPSE OF RESTRICTIONS; ACCELERATION OF ISSUANCE.

     3.01. All restrictions on the Shares created pursuant to this Agreement shall lapse and the Company shall deliver written notice to the Escrow Agent directing that the Shares be distributed to the Employee, if the Employee is employed by the Company at the time of the occurrence of a Change in Control that occurs prior to March 1, 2000. The Restricted Stock Rights shall immediately vest and the Company shall forthwith issue the Additional Shares to the Employee if the Employee is employed by the Company at the time of the occurrence of a Change in Control that occurs prior to March 1, 2000, unless such Change in Control is a Lockheed Merger effective on or prior to July 1, 1998, in which event Section 1.02 hereof shall control.

IV.  PAYMENT FOR TAXES.

     4.01. If, after a final determination for federal, state or local tax purposes, the deposit of the Shares into the escrow created under the Master Escrow Agreement or the subjection of the Shares to the restrictions contained in this Agreement results in a tax liability to the Employee in excess of what the Employee's tax liability would have been had the Shares not been deposited into the escrow or been made subject to the restrictions contained in this Agreement, then the Company shall pay to the Employee an amount equal to any such excess tax liability grossed up to compensate the Employee for any tax liability incurred with respect to any payment made under this Section 4.01.

     4.02. The Employee shall be responsible for all taxes imposed with respect to the receipt of any Additional Shares pursuant to this Agreement except that the Company shall pay the Employee an amount equal to any excise tax under
Section 4999 of the Internal Revenue Code arising as a result of the receipt of the Additional Shares grossed up to compensate the Employee for any tax liability incurred with respect to any payment made under this Section 4.02.

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     4.03.  Any payment by the Company pursuant to either Section 4.01 or
Section 4.02 shall be made pursuant to the provisions in the Plan governing such payment.

V.  CALIFORNIA LAW.

     5.01. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to its conflicts of laws or choice of laws rules.

VI.  DEFINITIONS.

     6.01. For all purposes of this Agreement, the following terms shall have the meanings assigned thereto in this Section 6.01:

            "Cause" means the occurrence of either or both of the following: (i) the Employee's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or (ii) the willful engaging by the Employee in gross misconduct materially and demonstrably injurious to the Company. However, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

            "Change in Control" has the meaning assigned to it in the Plan.

            "Disabled" and its correlatives mean total and permanent disability as defined in the rules of the Social Security Administration of the United States.

            "employee of the Company" and its correlatives mean employment by the Company or any of its subsidiaries.

            "Retire," "Retirement" and their correlatives mean any retirement on or after March 1, 1999 from active service with the Company with immediate receipt of a pension benefit under a Company retirement or pension plan or, for Company elements not covered by such plans, termination by the Employee at or after age 55 following 10 or more consecutive years of Company service. If the Employee retires before March 1, 1999, such retirement shall be treated as a voluntary termination, and not as a Retirement, for all purposes of this Agreement and the Plan.

VII.  AMENDMENTS.

     No amendment or modification to this Agreement may be made except in writing signed by the Company and the Employee.

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     BY SIGNING AND DELIVERING THIS AGREEMENT, THE EMPLOYEE EXPRESSLY AGREES
THAT THE EMPLOYEE IS A PARTY TO AND IS BOUND BY THIS AGREEMENT AND THE MASTER ESCROW AGREEMENT.

     IN WITNESS WHEREOF, THE COMPANY AND THE EMPLOYEE HAVE EXECUTED THIS AGREEMENT AS OF THE ____ DAY OF MARCH, 1998.


NORTHROP GRUMMAN CORPORATION


BY:_________________________

ITS:________________________


EMPLOYEE



SIGNATURE:__________________

PRINTED NAME:_______________

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                                 April 8, 1998

To:       Appointed Officer Recipients of the Ownership Retention Plan

Subject:  Ownership Retention Plan

We want to clarify one point concerning the Ownership Retention Agreement we sent you on April 2, 1998. Some Northrop Grumman personnel who want to elect to be covered by the Ownership Retention Agreement have asked what happens to their escrowed shares and their rights to the 29% additional shares if they terminate their employment under the Good Reason provisions of the Company's Change in Control Severance Agreement.

The answer is that you will get all your escrowed shares and all of the 29% additional shares if you terminate your employment for "Good Reason." In other words, it will be treated just as if you had been laid off or otherwise terminated for reasons other than Cause, and it will not be treated as a voluntary termination by you. The definition of "Good Reason" will be the same as set forth in the Company's Change in Control Severance Plan.

To cement this understanding of your benefits into the legal documents, this letter will serve to modify, as Amendment No. 1, the Ownership Retention Agreement we sent you. If you sign and return the Ownership Retention Agreement and this Amendment No. 1, your Ownership Retention Agreement will be conclusively deemed to include a new Article VIII stating that:

     "Termination for Good Reason (as defined in the Company's Change in Control Severance Plan) by the Employee as an employee of the Company shall be deemed to be and shall be treated identically to a termination of the Employee by the Company for reasons other than Cause, for all purposes of this Agreement, the Master Escrow Agreement and the Plan."

We trust that this Amendment No. 1 clarifies and confirms the extensive protections of your interests that we built into the Ownership Retention Agreement. The undersigned, on behalf of Northrop Grumman Corporation, has executed this Amendment No. 1, intending to be legally bound thereby.

Northrop Grumman Corporation


Kent Kresa                    ____________________________
                              Employee Name (print)

                              ____________________________
                              Employee Signature

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